UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-0131-445-6159

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Commencing on May 27, 2014, the ordinary shares and warrants comprising Quotient Limited’s units issued in its initial public offering began trading separately on the NASDAQ Global Market under the symbols “QTNT” and “QTNTW”, respectively. The units consist of one ordinary share and one warrant to purchase 0.8 of one ordinary share at an exercise price of $8.80 per whole ordinary share. The warrants are exercisable beginning on July 24, 2014 and expire at 5:30 PM on October 25, 2015. In connection with the initiation of separate trading of the ordinary shares and warrants, the trading of the units (which were listed under the symbol “QTNTU”) has been suspended and the units have been delisted from NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Paul Cowan
Name:	Paul Cowan
Title:	Chief Executive Officer

Date: May 27, 2014